                                                                   Exhibit 11.01

          MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE

               For the Three Months Ended March 31, 2002 and 2001
                  (Dollars in Thousands, Except Per Share Data)

                                                                              Three Months Ended
                                                                                   March 31
                                                                      -----------------------------------
                                                                          2002                   2001
                                                                      ------------           ------------
Net loss                                                              $    (10,549)          $     (4,652)
                                                                      ============           ============

Weighted average number of common shares outstanding:
  Basic                                                                 48,554,631             47,073,007
  Effect of dilutive securities                                            163,060                204,394
                                                                      ------------           ------------

  Diluted                                                               48,717,691             47,277,401
                                                                      ============           ============

Net loss per common share:
  Basic                                                               $      (0.22)          $      (0.10)
                                                                      ============           ============

  Diluted                                                             $      (0.22)          $      (0.10)
                                                                      ============           ============